                                                                   Exhibit 10.10
                                                                   -------------

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ASTERISKS DENOTES SUCH OMISSIONS.



                         EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                         -----------------------------------

                   AGREEMENT, made as of the 28th day of December, 1995, by and between CAMBRIDGE HEART, INC., a corporation duly incorporated under the laws of the State of Delaware (hereinafter referred to as "Cambridge Heart"), having its office at One Oak Park, Bedford, Massachusetts 01730, and KONTRON INSTRUMENTS LTD., a corporation, having its principal office at Blackmoor Lane, Croxley Business Park, Watford, Herts, United Kingdom WD1 8XQ (hereinafter referred to as "Distributor").

                                W I T N E S S E T H:
                                - - - - - - - - - -

                   WHEREAS, Cambridge Heart is engaged in the development of systems performing exercise stress test or measuring electrical alternans; and

                   WHEREAS, Cambridge Heart has no distribution facilities, places of business or employees in Europe and desires to arrange for the distribution of its products in the area specified as the Territory on Attachment A (the "Territory"); and

                   WHEREAS, Distributor desires to become the exclusive distributor in Europe of Cambridge Heart's exercise stress test system;

                   NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter contained, it is hereby agreed as follows:

         1.     Appointment and Territory.
                -------------------------

         1.1 Distributor is appointed exclusive and sole distributor in the Territory for the Cambridge Heart Products (the "Products") listed in Attachment A and their successors and extensions, subject to the terms and conditions set forth in this agreement. Cambridge Heart shall have the right subject to the prior written approval of the distributor to appoint one or more OEMs in the Territory to sell a private label version of the Product, incorporated in a system or product consisting of a substantial amount of other hardware and/or software which such OEM manufactures, integrates or develops, and which will not include electrical alternans calculation. The distributor shall not unreasonably withhold such approval.

         1.2 Kontron does not become an agent of Cambridge Heart by virtue of this Agreement but rather shall purchase and sell in its own name and for its own account, without being entitled to act in the name of Cambridge Heart or to obligate Cambridge Heart in any form towards any third party.

         1.3 Kontron shall safeguard the interests of Cambridge Heart with the due diligence of a responsible businessman and keep Cambridge Heart informed as to its activities.

         1.4 Kontron is entitled to appoint distributors, sub-distributors, or directly/indirectly employed agents for the sale of Cambridge Heart products in the Territory. Lists of such agents shall be at Cambridge Heart's disposal for consultation at any time. Such distributors, sub-distributors, or directly/indirectly employed agents shall be subject to the terms of this Agreement.

         1.5 This Agreement and the rights, duties and obligations hereunder, may not be assigned or delegated by any party without the prior written consent of the party. Except that Kontron may specifically assign the Agreement to any of its sister companies listed in Attachment B, provided, that no such assignment shall relieve Kontron of any responsibility or liability hereunder (including its responsibility to coordinate its distribution activities from a single point of contact). Notwithstanding the foregoing, Cambridge Heart may assign its rights or delegate its duties hereunder to any affiliated person or entity which controls, is controlled by, or is under common control with, Cambridge Heart or to any successor to its business.

         2.     Term and Termination
                --------------------

         2.1    Term:  This agreement commences on the date of the
                ----
         execution of this agreement and continues until December 31, 1997, unless sooner terminated in accordance with the provisions of the Paragraphs below. This agreement shall be automatically renewed for successive two-year periods unless terminated in accordance with the provisions for termination outlined in the Agreement.

         2.2 The parties agree to negotiate in good faith new Sales Minima and Marketing Plans for each renewal term commencing no later than ninety (90) days before the end of the initial term or two year renewal term. The Sales Minima for subsequent periods shall not be less than the greater of the actual sales of Products in the Territory and the Sales Minima for the previous 12 month periods ending with the start of negotiations or with the end of the previous term.

         If either party believes at the end of such 90-day negotiation period that the other is not negotiating concerning renewal terms in good faith, such party may require that the renewal terms be finally settled by arbitration in Boston, Massachusetts, under the

         Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such Rules; The arbitrator shall decide between the final proposal of Distributor and of Cambridge Heart made prior to the end of the ninety-day period.

         2.3 Ordinary termination will require 24 months written notice by either party. Such notice cannot be given before December, 1996. In the event of such a notice of termination by Cambridge Heart, Cambridge Heart shall have the right to render the Distributor's exclusive distribution rights non-exclusive by at least 90 days notice in writing but not effective prior to the expiration of the first 12 months of the 24 months ordinary termination notice period. In the event of such a notice of termination by Distributor, Cambridge Heart may terminate this agreement at any time upon thirty (30) days written notice.

         During the period of the 24 months termination phase in which the Distributor's rights remain exclusive, Distributor must continue to achieve the Sales Minima and must sell not less in any calendar quarter than the amount sold in the equivalent quarter in the year before termination.

         During the period of the 24 month termination phase in which the Distributor rights may be non-exclusive, the distributor will continue to use its best efforts to continue to promote, advertise and market the products of Cambridge Heart, but will not be required to meet any sales Minimum or Marketing Plans and will receive terms of trade as favorable as those offered to any other distributor operating in the Territory.

         2.4    Cambridge Heart shall also have the right, by at least six
         (6) months' written notice to Distributor given within 6 months of the event, to terminate the agreement (the ability to so terminate being a material inducement to Cambridge Heart to the appointment of and grant of a license to Distributor hereunder), if Distributor has failed to achieve the Sales Minima defined in Appendix C.

         In the event that Distributor's failure to reach an agreed Sales Minimum results from any of the following specified conditions, Distributor shall be entitled to delay its compliance with sales minimas adversely affected by such condition, by the amount of such delay:

                (a) The failure of Cambridge Heart to obtain regulatory approval of the Product specified in Paragraph 9.1 hereof by January 31, 1995;

                (b)     The failure of Cambridge Heart to ship products

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTES SUCH OMISSIONS.


                        within the applicable period for orders properly placed at least 45 days prior to the end of such period.

         2.5 This agreement may be terminated by mutual consent of the parties hereto and may also be terminated by written notice to any party hereto as follows:

                (a) In the case of dissolution or liquidation of either party.

                (b) In the case of insolvency or bankruptcy of either party.

                (c) If either party shall sell its company or business in whole or in part or shall sell or assign all or any of its shares to any competitor.

                (d) If such party shall fail to perform or comply with any material terms, provisions or conditions of this agreement to be performed or complied with or by it and shall fail to remedy such default or failure, or, in the event that such remedy is not entirety within its control, shall have failed to take all reasonable steps within its control to affect such remedy, within thirty (30) days after receipt of written notice thereof.

         2.6 During any 24 month ordinary termination period Cambridge Heart may terminate without any further notice or payment by the payment of:

                (a) for each remaining month of the exclusive portion of the ordinary termination period a sum equal to ******* of the sales by Cambridge Heart to Distributor in the 12 months prior to termination, and

                (b) for each remaining month of the non-exclusive portion of the ordinary period a sum equal to ******* of the sales by Cambridge Heart to Distributor.

         It being agreed by the parties that this payment constitutes the total due for compensation and damages due to Distributor, whether awarded by a court or otherwise, for any such termination.

         Cambridge Heart sales is defined as the revenues received by Cambridge Heart from Distributor for system sales only does not include service parts or accessories. In this context, the word system includes hardware and software and includes the cost of any hardware included in the system per Appendix A and supplied locally by Kontron.

         3.     Obligation at Termination
                 ------------------------

         3.1 The termination of this Agreement shall not release either party from any liability or obligation which existed as of the date of notice of such termination.

         3.2 Upon termination or expiration of this agreement, Distributor shall immediately discontinue the use of the Software and of any trade names, trademarks, symbols or designations associated with Cambridge Heart or the Products and shall immediately discontinue designating itself as an authorized distributor of Cambridge Heart. In such event, all rights of Distributor in or to Software, including the right to copy, and distribute and market Software shall cease, and Distributor shall return to Cambridge Heart all copies of Software in its possession or control.

         3.3 Except as set forth below, in the event of termination or expiration of this agreement, Distributor shall immediately return to Cambridge Heart all copies of Software, sales manuals, operating and service manuals, parts identification data, instructions, catalogs, descriptions, price lists, order forms, advertising, and other similar materials and all confidential or proprietary information furnished to Distributor by Cambridge Heart and all materials derived therefrom. Notwithstanding the foregoing, provided Distributor is not then in default under Distributor's obligations hereunder and provided Distributor will continue to service products after expiration of this agreement, upon expiration of this agreement, Distributor may retain such of the foregoing materials as Cambridge Heart may deem necessary for Distributor's continued servicing of Products. However, should Distributor cease servicing Products at any time thereafter, Distributor shall immediately, return to Cambridge Heart all such materials retained by Distributor and all materials derived therefrom.

         3.4 In the event of the termination or expiration of this agreement, unless otherwise requested by Cambridge Heart, Distributor shall have the obligation to continue to provide warranty service and Cambridge Heart shall continue to supply spare parts for such service. For systems out of warranty the parties will negotiate in good faith the means to provide continued service to their customers and the associated disposition of distributors remaining spare parts inventory.

         3.5    Termination or expiration of this agreement shall not

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.


         affect the rights of any Software licensees not affiliated with Distributor and, to the extent the licenses under this agreement apply to Distributor or its affiliates as end users of the Product, termination or expiration shall not affect the rights of the Distributor or its affiliates to the licenses granted.

         3.6 Upon termination but only if such is initiated by Cambridge Heart and for a twelve month period thereafter, Cambridge Heart shall refrain from hiring people who are employed directly or indirectly as "agenti mono-mandatari" at that time or in any previous six months by Kontron, other than subdistributors not affiliated with Kontron, unless specifically exempted in writing from this requirement by Kontron.

         4.    Prices and Payment Terms
               ------------------------

         4.1 All purchases of Products by Distributor shall be at the prices, terms and discounts described in Attachment A. All prices are exclusive of, and Distributor is responsible to pay, all tariffs, duties and taxes due in the country of destination, and all insurance, delivery and shipping charges. All payments to Cambridge Heart shall be paid in U.S. dollars. Cambridge Heart may change its prices from time to time and will give Distributor at least ninety (90) days' notice of such price changes, but in no case shall Distributor be required to pay more than any other distributor of Cambridge Heart with similar terms.

         4.2 Price increases for the Product without Alternans during the initial term or any two-year renewal term must not exceed *** umulatively per year plus the cumulative increase in the U.S. Producer Price Index ("PPI"). In the event that Cambridge Heart experiences a material increase in product cost in excess of **** **********, Cambridge Heart will notify Distributor and the parties will negotiate new prices in good faith. If at the time of any such price increase there are any quotes outstanding, copies of which have been received and approved by Cambridge Heart, those quotes will be honored for up to six (6) months. These restrictions do not apply to the Alternans module or any future modules.

         4.3 Should the ECU to U.S. Dollar exchange rate deviate more than plus or minus ten (10) per cent from the rate prevailing at the time of the Agreement, then either of the parties may initiate a review of pricing; both parties agreeing herein to conduct such a review with good faith.

         4.4 All orders for products shall be placed only on Distributors standard purchase order form and will be valid upon acceptance and confirmation in writing by Cambridge Heart. Cambridge Heart is only obliged to accept orders place in accordance with agreed marketing plans, sales minimas and forecasts and to the established or agreed specifications. Cambridge Heart will use its best efforts to ship orders within Distributors most recent quarterly forecast within 45 days after receipt of the Purchase Order and other required ordering documentation.

         4.5 Payment for shipments through December 31, 1997 shall be 45 days from the date of shipment; payment for shipments thereafter shall be due 60 days from the date of shipment.

         5.     Forecasting
                -----------

         5.1 On or before the first day of each calendar quarter during the term of this agreement, Distributor will deliver to Cambridge Heart a written forecast of the number and type of products Distributor intends to order during each of the next six successive calendar months.

         6.     Software
                --------

         6.1 Cambridge Heart grants to Distributor a nontransferable limited license to (i) use and display the object code version of the Software in promoting and servicing Products in accordance with this agreement, and (ii) copy and grant sublicenses of the run time version of the Software included in the Product for use solely with and as part of the Product for which license fees are paid to Cambridge Heart in accordance with this agreement. For purposes hereof, "Software" shall mean the programs, routines, subroutines, algorithms, translations, compilers and operating systems which Cambridge Heart has developed or has the right to sublicense for general commercial use with the Product.

         6.2 In order to constitute a valid license of the Software object code, prior to delivery of Software to each end user, Distributor shall have each end user execute a Software License Agreement with Distributor acting on behalf of and assigning its rights to Cambridge Heart in a form approved in advance by Cambridge Heart (the "Software License Agreement"). Upon execution of the Software License Agreement by the end user, Distributor shall forward an original, executed copy of such license agreement to Cambridge Heart. Distributor shall use reasonable efforts to ensure that all end users comply with the terms of the Software License Agreement at all times and shall promptly notify Cambridge Heart of any breaches of such agreements when such breaches become known to Distributor.

         The parties recognize that it may be difficult to obtain signatures from certain types of customers or in certain jurisdictions, and in the event that Kontron encounters such difficulties in general, the parties will negotiate in good faith an alternative to this requirement consistent with Kontron's obligation to protect Cambridge Heart's software with the same diligence with which it protects its own.

         6.3 Distributor agrees to the terms and provisions of the Software License Agreement attached as Appendix D with respect to the Software as if set forth in full herein, except that Distributor may transfer copies of the Software in object code form to valid licensees of Cambridge Heart in accordance with the terms of this agreement. Title to and ownership of the Software shall at all times remain the exclusive property of Cambridge Heart or of Cambridge Heart's licensors, as appropriate. Distributor shall have no access to the source code for the Software. Distributor shall not make any modification to or enhancement of the Software without the prior written consent of Cambridge Heart.

         6.4 Distributor shall maintain such books and records as are necessary to properly calculate and verify the amount of license fees or other amounts to be paid pursuant to this agreement. Distributor will maintain and supply to Cambridge Heart at its reasonable request a complete and accurate listing of the disposition of all systems shipped by Cambridge Heart and the software options installed upon each. Cambridge Heart shall have the right from time to time to inspect all of the accounting, sales and customer service books and records of Distributor as they pertain to Products to ensure compliance with the terms of this agreement. Any such audit may be conducted by Cambridge Heart staff and/or a certified public accountant or other representative selected by Cambridge Heart, upon reasonable notice and during normal business hours, in such manner as not to interfere with Distributor's normal business activities. The cost of any such inspection shall be borne by Cambridge Heart, except that if any such inspection or the inspections with respect to any twelve-month period shall indicate a shortfall in the payment of royalties or other amounts of ten percent (10%) or more, Distributor shall bear the expense of such inspection or inspections.

         7.     Marketing and Promotion
                -----------------------
         7.1 Distributor agrees to use its best efforts to promote, advertise and market the Products and solicit orders. Distributor shall install Products, train customers and provide service for the products, in accordance with Cambridge Heart's approved procedures, and provide Cambridge Heart with current and timely information regarding market conditions in the Territory in a professional manner. Distributor also agrees to accomplish the marketing activities specified in the Marketing Plan attached as

         Appendix B.

         7.2 It is understood and agreed that all patents and patent rights, trademarks, copyrights, tradenames and other property rights in and with respect to the Products are and will remain exclusively the property of the Cambridge Heart and Distributor shall not be entitled to register or attempt to register any such mark, name or right in any jurisdiction in the name of Distributor. Solely for the purpose of marketing Products, Distributor may, during the term of this agreement, indicate that it is an authorized distributor for Products and may advertise the same under the trademark for the product of Cambridge Heart. All Distributor advertising using any tradename, trademark, service marks, or logos of Cambridge Heart shall appropriately credit Cambridge Heart.

         7.3 If Distributor advertises the sale and service of Products, Distributor shall not use any advertising which tends to mislead or deceive the public. Distributor may use printed advertising and promotional materials furnished by Cambridge Heart or may use its own materials. Copies of all such materials will be made available to Cambridge Heart upon reasonable request; Distributor is encouraged to make them available in advance for a review of accuracy. Cambridge Heart agrees to provide reasonable quantities of its own sales literature, training and promotional materials in English free of charge.

         7.4    Demo Units.  Distributor agrees to purchase and maintain,
                ----------
         or cause its subdistributors to purchase and maintain, in its possession and in working order during the term of this agreement a minimum of one fully configured demo system in each Country of the Territory. The schedule for such purchases is described in Appendix B. Each subdistributor of Distributor in the Primary and Secondary Distributor Territories may sell and replace one demo unit per year, each must be held for one year before being sold.

         8.     New Products
                ------------
         Cambridge Heart intends to develop an imaging system for stress test to be added to the CH 2000 line which, if development is successful, will be offered to Distributor for distribution or sale. Distributor agrees to develop and execute a marketing plan for such system comparable in scope to the Marketing Plan for the CH 2000. The parties agree to negotiate the details of such Marketing Plans, the Sales Minimas and Prices for such system in good faith. In the event that the parties cannot agree on such matters within ninety (90) days after the first notification by Cambridge Heart to Distributor of the terms of distribution for such new system, then Cambridge Heart may offer the new imaging system to another distributor at terms more favorable to Cambridge

         Heart in some material way to those last offered by Distributor or require Distributor to distribute the new imaging system with an automatic *** increase in the existing Sales Minimas to reflect the sales of the new system.

         In the event that Cambridge Heart develops other future systems for exercise stress test, targeted at a different market segment or price point, which are suitable for distribution through direct sales, Cambridge Heart will first negotiate with Distributor, for ninety (90) days, for the distribution of such systems in the Territory.

         9.     Regulatory Compliance
                ---------------------
         9.1 Cambridge Heart will obtain CE mark approval for the product prior to January 31, 1995 and name Distributor as its European Representative. Distributor agrees to be named as Cambridge Heart's European Representative for regulatory purposes for European countries outside of the Territory. Cambridge Heart will bear all the costs relating to the obtainment of such regulatory approvals.

         9.2 Distributor will at all times fully comply with all regulations of the United States Food and Drug Administration and applicable European authorities with respect to the monitoring of complaints and maintenance of repair and other records. Distributor shall forward such documents to Cambridge Heart at such frequency as shall be reasonably requested by Cambridge Heart, and shall cooperate with Cambridge heart in all complaint measures deemed by Cambridge heart to be necessary or appropriate, including any voluntary recall of Products. Cambridge Heart will cooperate fully with Kontron's CAR/F3 complaint handling procedure.

         9.3 Distributor agrees that neither it nor its customers intend to or will, directly or indirectly, export the Products or transmit the Software or related documentation and technical data to any country if such export or transmission is prohibited by any U.S. regulation or statute without the prior written consent of the bureau of Export Administration of the U.S. Department of Commerce or such other government entity as may have jurisdiction over such export or transmission. Cambridge Heart agrees to notify Distributor of any changes to the list of countries to which such export is prohibited.

         10.    Support and Service
                -------------------

         Distributor shall support and service Products in the Territory, and provide all labor necessary for repairs of Products, including warranty service. Such service shall be provided by Distributor faithfully and to the best of its ability, in a professional and responsible manner, at a level and with response times, rates and other attributes consistent with the highest performance offered in the Territory for other stress test equipment, by competitors or others. Distributor shall develop a written Service Plan by no later than March 31, 1996 for discussion with and approval by Cambridge Heart. Distributor shall purchase and maintain a spare parts inventory and provide customer training in accordance with the Service Plan. Distributor will also ensure that all subdistributors are formally trained in service of the product and maintain in their possession adequate spare parts in accordance with such Service Plan.

         11.    Limited Warranty; Disclaimers
                -----------------------------

         11.1 Cambridge Heart warrants for a period of fifteen (15) months from shipment by Cambridge Heart to Distributor, or twelve
         (12) months from shipment by Distributor to its customer, whichever is shorter ("Warranty Period"), that the Product shall
         (a) conform to Cambridge Heat's standard Product Specifications in effect at the time of the confirmation of the purchase order,
         (b) shall be free from defects in material and workmanship under normal and proper use, and (c) if used in accordance with the Instructions for Use of Cambridge Heart applicable thereto are fit for use for the specific purposes set forth in the Instructions for Use and Product Specifications, but Cambridge Heart makes no warranties for use for any other purpose. Distributor agrees to provide the necessary labor to replace any defective parts at Distributor's expense and to provide a 12-month parts and labor warranty to its customers of the Products.

         THE EXPRESS WARRANTIES SET FORTH IN PARAGRAPH 11.1 CONSTITUTES THE ONLY WARRANTIES WITH RESPECT TO THE PRODUCTS. CAMBRIDGE HEART MAKES NO REPRESENTATION OR WARRANTY OF ANY OTHER KIND, EXPRESS OR IMPLIED.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANYONE CLAIMING THROUGH OR ON BEHALF OF THE OTHER PARTY, INCLUDING LOSS OF USE, REVENUE, OR PROFITS, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY BREACH OF THIS AGREEMENT BY CAMBRIDGE HEART OR THE EXISTENCE, FURNISHING, FUNCTIONING, OR DISTRIBUTOR'S OR ANY THIRD PARTY'S USE OF ANY PRODUCTS OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         Cambridge Heart's sole liability with respect to any product furnished under this Agreement shall be limited to the remedies provided in Paragraph 11.4 of this Agreement.

         11.2 Cambridge Heart's warranties set forth in Paragraph 11.1 shall not apply in circumstances that would be excluded by its standard end user warranty terms, such as misuse or alteration of the Product or use of the Product for other than the specific purpose for which it is designed.

         11.3 Cambridge Heart's sole obligation under the hardware warranty set forth in Paragraph 11.1 shall be, at no cost to Distributor, to repair or replace, at Cambridge Heart's option, the defective or nonconforming hardware. Cambridge Heart's sole obligation under the Software warranty set forth in Paragraph 11.1 shall be to: (i) accept, analyze and provide written response to any reports from Distributor of Software malfunction or error; and
         (ii) use best efforts to provide responses to correct such errors within a commercially feasible time scale when they reflect significant deviations from Cambridge Heart's design specifications for the current release of the Software.

         12.    Confidentiality
                ---------------

         12.1 Distributor agrees to keep confidential any and all trade information, proprietary information (including, without limitation, the Software) and business information of Cambridge Heart acquired pursuant to this agreement except as authorized in writing by Cambridge Heart.

         13.    Covenant; Indemnity
                -------------------

         13.1 Distributor does not, and shall not during the term of this agreement (including any two-year period following termination of the contract initiated by the distributor) directly or indirectly, manufacture, develop, distribute or sell in whole or in part, a system for performing an exercise stress test or measuring electrical alternans, other than a Product of Cambridge Heart, without the express written permission of Cambridge Heart.

         The relationship between Kontron Instruments and Pulse Biomedical Inc. for their laptop based ECG system which incorporates stress test type software is specifically excluded from this Covenant.

         13.2 Cambridge Heart shall keep Kontron indemnified and harmless against any liability or damages caused by any claim of a third party relating to the manufacture of a Product furnished to Kontron by Cambridge Heart which did not meet the specifications in effect at the time of confirmation of the purchase order, or from the negligence or other wrongdoing of Cambridge Heart or any employee or agent of Cambridge Heart (other than Kontron).
         Kontron shall keep Cambridge Heart indemnified and harmless against any liability or damages caused by packaging by Kontron, registration, distribution, promotion of the products for use or use of the Products outside of their specifications or against their specific warnings, precautions or contraindications, or from the negligence, failure to comply with instructions regarding use of the Product, or other wrongdoing of Kontron or any employee or agent of Kontron.

         In the event that other damages which arise out of transactions related to this agreement are alleged against either Kontron or Cambridge Heart or both, then Kontron and Cambridge Heart shall cooperate to defend against and defeat such allegations, but if such damages should be found and allowed against either Kontron or Cambridge Heart or both, then Kontron and Cambridge Heart shall indemnify each other against the same, such that the parties shall bear the damages and the costs of defense equally.

         14.    Miscellaneous
                -------------

         14.1 All notices, demands, requests, consents, approvals or other communications required or permitted to be given under this agreement or which are given with respect to this agreement shall be in writing and may be personally served or may be deposited in the United States federal Territory mail, registered or certified, return receipt requested, postage prepaid, addressed to a party at its address set forth above or such other address as such party shall have specified most recently by written notice. Notice mailed as provided herein shall be deemed given on the tenth business day following the date so mailed.

         14.2 The headings of the Paragraphs of this agreement are for convenience only and will not be of any effect in construing the meaning of the Sections. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         14.3 This agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by the party to be charged.

         14.4 No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained.

         14.5 This agreement and the provisions hereof shall be binding upon each of the parties, their successors and permitted assigns.

         14.6 Cambridge Heart shall release Kontron instruments from any obligations made to third party distributors, subdistributors or agents, actual or potential, that may have been made or could be assumed to have been made by Cambridge Heart prior to the signing of this Agreement. Cambridge Heart shall indemnify Kontron Instruments and keep it harmless against any claims or actions made by any such distributors, subdistributors or agents.

         15.    Choice of Law, Arbitration and Force Majeure
                --------------------------------------------

         15.1 This Agreement including the arbitration clause, shall be interpreted and construed in accordance with the laws of England, it being expressly understood that the United Nations
         International Conventions on the Sale of goods shall not apply.

         15.2 Any differences or disputes arising from this Agreement or from agreements regarding its performance, shall be settled by an amicable effort on the part of both parties to the Agreement by their respective chief executive officers or their delegates. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties to this agreement notifies the other party in writing.

         15.3 If an attempt at settlement has failed, disputes, including those relating to Paragraph 2 hereof, shall be finally settled in the English language under the rules of the Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the Rules, the place of arbitration being Boston, Massachusetts; Notwithstanding the foregoing arbitration agreement, the parties shall be entitled to apply to any court of competent jurisdiction for a prearbital injunction, prearbital attachment or other order in aid of arbitration proceedings and enforcement of an arbitration award.

         15.4 The arbitral decision shall be substantiated in writing. The arbitral tribunal shall decide on the matter of costs of the arbitration.

         15.5 Neither party shall be liable for failure to perform obligations under this Agreement if the failure results from the force majeure, such as fire, explosion, acts of ware, or hostilities of any nature, accident, refusal of license, or other governmental act (including regulatory approvals and export/import licenses), industrial dispute, or anything manifestly beyond the parties' control.

         This Agreement consists of 21 pages, including two attachments, five appendices and one amendment.

                   IN WITNESS WHEREOF, the parties hereto have duly executed the agreement on this date and year first above written.

         KONTRON INSTRUMENTS LTD.           CAMBRIDGE HEART, INC.


         By: ______________________              By: _________________________

         Name:  L. Smith                              Name:  J. Arnold
              ---------------------                         ------------------

         Date:  28.12.95                              Date:  1.11.96
               --------------------                        -------------------

                                    ATTACHMENT A
                                    ------------

                1.      Products.  CH 2000 Stress Test System.  The Product
                        --------
         will conform in all material respect with the Specifications attached hereto as Appendix E. Upon receipt of the first unit purchased by Distributor, Distributor shall evaluate it in relation to such Specifications and, within thirty (30) days after receipt of such initial unit, give Cambridge Heart written notice of any respects in which such unit does not conform to the Specifications therefor.

                2.      Territory.  Consists of:
                        ---------
                   (a) Direct Territories: The Countries of France, Spain (includes Portugal), Germany (includes Austria and Switzerland) and Italy;

                   (b) Primary Distributor Territories: The Countries of Turkey, Russia, Belgium (includes Luxembourg), Sweden and Greece; and

                   (c) Secondary Distributor Territories: The Countries of Hungary, the Czech Republic, Saudi Arabia (includes the Gulf
         States: Kuwait, United Arab Emirates, Oman and Qatar), Egypt and South Africa. Distributor must obtain advance permission from Cambridge Heart in writing for sales outside of the Territory.

                3.      Prices and Discounts.  During the initial term,
                        --------------------
         Product prices and Distributor discounts shall be as set forth on Appendix A. Distributor may purchase the Monitor locally. Cambridge Heart reserves the right to make unrestricted changes to the prices of components of the systems which do not affect the total system prices.

                4.      Documentation.  Cambridge Heart will provide an
                        -------------
         operator's manual in English, German, Italian and French. Distributor will obtain translations for other languages which it may require to meet regulatory or marketing requirement.

                5.      Shipment Terms.  Products will be shipped F.O.B.
                        --------------
         Cambridge Heart designated depot. In the absence of instructions to the contrary, Cambridge Heart on behalf of Distributor will select the carrier but shall not be deemed thereby to assume any liability in connection with the shipment nor shall the carrier be construed to be an agent of Cambridge Heart. Risk of loss for the Products purchased hereunder shall pass to the Distributor at the time of delivery into the hands of a common carrier for shipment.

         Insurance for Products during transit will be the responsibility of Distributor.

                6.      Failure to Take Delivery of Orders.  If Distributor
                        ----------------------------------
         fails to take delivery of any shipment, or any portion of a shipment, upon arrival at the designated delivery point, Cambridge Heart shall have the right to place the Products in storage, and Distributor shall be liable for all reasonable transportation, loading, storage, and costs incurred by Cambridge Heart by reason of Distributor's failure to take delivery of the Products.

                7.      Packaging.  Products will be shipped in Cambridge
                        ---------
         Heart's standard packaging. Unless otherwise agreed upon by Cambridge Heart in writing, Cambridge Heart shall be under no obligation to provide special or military packaging.

                          ATTACHMENT B:  KONTRON AFFILIATES
                          ---------------------------------


              Kontron Instruments GMBH              Germany

              Kontron Instruments SA                France

              Kontron Instruments SpA               Italy

              Kontron Instruments SA                Spain

              Kontron Instruments lda               Portugal

              Kontron Instruments AG                Switzerland

              Kontur AS                             Turkey

                              APPENDIX A:   PRICE LIST


         PRODUCTS       KONTRON PRICE       LIST PRICE          DISC
         --------       -------------       ----------          ----





                                     APPENDIX A
                     CONTAINS CONFIDENTIAL MATERIALS WHICH HAVE
                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                         SECURITIES AND EXCHANGE COMMISSION.

                            APPENDIX B:   MARKETING PLAN




                                     APPENDIX B
                     CONTAINS CONFIDENTIAL MATERIALS WHICH HAVE
                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                         SECURITIES AND EXCHANGE COMMISSION.

                           APPENDIX C: SALES MINIMA


                                     APPENDIX C
                     CONTAINS CONFIDENTIAL MATERIALS WHICH HAVE
                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                         SECURITIES AND EXCHANGE COMMISSION.

                       APPENDIX D:  SOFTWARE LICENSE AGREEMENT

                          CH-2000 Cardiac Diagnostic System

              This is a legal agreement between you (either individual or entity), the end user, and Cambridge Heart, Inc. ("CHI").

                          CAMBRIDGE HEART LICENSE AGREEMENT

         Grant of License.  Upon acceptance by CHI, CHI grants to you the
         ----------------
         right to use one copy of the CHI software program identified above (the "Software") on the single computer on which the Software is initially installed by CHI (the "Dedicated Computer"), in the country indicated across from your signature below.

         Ownership; Copyright.  As the licensee, you own the physical media
         --------------------
         on which the Software is originally or subsequently recorded, but CHI and its licensors (if any) retain title and ownership of the Software recorded on the original disk or other media and all subsequent copies of the Software, regardless of the form or media in or on which the original and other copies may exist. This license is not a sale of the original Software or any copy thereof. The Software and the accompanying written materials are patented and copyrighted and are protected by United States patent and copyright laws and international treaty provisions, and further, contain trade secret and proprietary information. Therefore, you must treat the Software like any other patented and copyrighted material (e.g., a book or musical recording) and trade secret information. Subject to these restrictions, you may either
         (a) make one copy of the Software solely for backup purposes in support of your permitted use of the Software on the Dedicated Computer, or (b) transfer the Software to a single hard disk on the Dedicated Computer provided you keep the original solely for backup purposes. (Programs, however, may include mechanisms to limit or inhibit copying, and they are marked "copy protected"; programs on CD-ROM will not be copyable.) The patent, copyright and other notices must be reproduced on the backup copy. You may not copy the written materials accompanying the Software.

         Other Restrictions.  You may not rent or lease the software, but
         ------------------
         you may transfer your rights under this Agreement on a permanent basis in conjunction with your transfer of the Dedicated Computer, provided at the same time you transfer the Software (including all copies, whether in printed, machine readable form or otherwise, and all accompanying written materials) and Dedicated Computer you retain no copies, the recipient agrees in writing to accept the terms of this Agreement and such writing is delivered to and accepted by CHI. Any such transfer, or any transfer of possession of any Software in whole or in part to another party shall automatically terminate your license. If the Software is an update, any transfer must include the update and all prior versions. YOU MAY NOT DISTRIBUTE COPIES OF THE SOFTWARE OR THE ACCOMPANYING WRITTEN MATERIALS TO OTHERS. YOU MAY NOT MODIFY, ADAPT, TRANSLATE, REVERSE ENGINEER, DECOMPILE, DISASSEMBLE, OR CREATE DERIVATIVE WORKS BASED ON THE SOFTWARE OR THE WRITTEN MATERIALS.

         Dual Media Software.  If the Software package contains both
         -------------------
         diskettes and CD-ROM, then you may use only the media appropriate for your single Dedicated Computer. You may not use the other media on another computer or computer network, or loan, rent, lease or transfer it to another user except as part of a transfer or other use as expressly permitted by this Agreement.

         Limited Warranty.  CHI does not warrant that the functions
         ----------------
         contained in the Software will meet your requirements or that the operation of the Software will be uninterrupted or error free. However, CHI warrants to you, the original licensee, that the Software will perform substantially in accordance with the accompanying written materials under normal use and serve for a period of one (1) year. This limited warranty shall not apply to Software which CHI determines has been subject to misapplication, improper installation, repair, modification or alteration by anyone other than CHI, or which has been subject to accident or abuse or merged with or incorporated into any other program.

         THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. THE SOFTWARE IS LICENSED ON AN "AS IS" BASIS WITHOUT ANY, AND CHI AND ITS LICENSORS (IF ANY) HEREBY DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OF IMPLIED WARRANTIES, SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH MAY VARY FROM JURISDICTION TO JURISDICTION.

         Limitation of Remedies.  CHI's entire liability and your exclusive
         ----------------------
         remedy shall be, at CHI's option, either (1) the replacement of any diskette(s) or other media not meeting CHI's "Limited Warranty" and which is returned to CHI or an authorized CHI Software distributor or dealer within such one (1) year period with a copy of your receipt, or (2) if CHI or the distributor or dealer is unable to deliver within 180 days after such return a replacement diskette(s) or other media meeting CHI's "Limited Warranty," you may terminate this Agreement by returning the Software (and all related documentation) and your money will be refunded. Any replacement of the Software will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL CHI OR ANY OTHER PARTY WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF THE SOFTWARE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION OR ANY OTHER PECUNIARY LOSS), WHETHER RESULTING FROM DEFECTS IN THE MEDIA, OR ARISING OUT OF THE USE OR PERFORMANCE OF OR INABILITY TO USE OR THE RESULTS OF USE OF, THE DOCUMENTATION OR SOFTWARE, EVEN IF CHI OR AN AUTHORIZED SOFTWARE DISTRIBUTOR OR DEALER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. SOME JURISDICTION DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTLY DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

         General.  You may not sublicense, assign or transfer the license
         -------
         of the Software except as expressly provided in this Agreement. Any attempt otherwise to sublicense, assign or transfer any of the rights, duties, or obligations thereunder is void. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of CHI. This Agreement is governed by the internal laws of the Commonwealth of Massachusetts, U.S.A., without the conflict of laws, principles thereof and, to the extent not inconsistent therewith, the United Nations Convention on the International Sales of Goods. Should you have any questions concerning this Agreement, or if you desire to contact CHI for any reason, please write:

                                Cambridge Heart, Inc.
                                     1 Oak Park
                                  Bedford, MA 01730

         You further agree that this Agreement is the complete and exclusive statement of the agreement with respect to the subject matter of this Agreement, which supersedes any proposal of prior agreement, oral or written, and any other communications relating to the subject matter of this Agreement.


         ______________________________
         Signature of Licensee


         ______________________________
         Please Print Name as Signed

         ________________________
         Institution


         ________________________
         Date

                         APPENDIX E:  CH 2000 SPECIFICATIONS




                                     APPENDIX E
                     CONTAINS CONFIDENTIAL MATERIALS WHICH HAVE
                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                         SECURITIES AND EXCHANGE COMMISSION.

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                 WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS DENOTE SUCH OMISSIONS.


             AMENDMENT 1:  KONTRON'S SALE OF ESAOTE STRESS TEST SYSTEMS



         16. Kontron hereby requests and Cambridge Heart hereby gives its permission under paragraph 13.1 of the Exclusive Distributorship Agreement for Kontron to have the right to sell Esaote's Stress Test Systems, as part of a distribution agreement for other Esaote Products, only in the countries of France and Spain, subject to the terms and restrictions described herein. Kontron will be assumed to be selling such systems in these countries until it notifies Cambridge Heart in writing of its discontinuation of such sales.

         17. Kontron commits that its agreement with Esaote does not and will not include unit or revenue sales targets or minima specifically for Esaote's Stress Test Systems; revenue minima for all of Esaote's products, however, are acceptable.

         18. For any year or part in which Kontron is selling (as described above) Esaote's Stress Test Systems in any country it must meet the specific country Sales Minima for that country for that year. The country Sales Minima is equal to *** of that country's Sales Target in Appendix C of the Agreement. If Kontron fails to meet the Sales Minima in any such country then Cambridge Heart shall have the right to terminate Kontron's distribution rights in that country on six months notice.

         19. If Cambridge Heart chooses to terminate the distribution rights of Kontron in any country in this manner, the ordinary termination period for the Exclusive Distributorship Agreement shall be reduced to 12 months and the maximum discount allowable in the remaining countries shall become ***.


         KONTRON INSTRUMENTS LTD           CAMBRIDGE HEART, INC.



         By:                               By:
            -----------------------            ----------------------

         Name:    L. Smith                 Name:    J. Arnold
              ---------------------              --------------------

         Date:    28.12.95                 Date:    1/11/96
              ---------------------             ---------------------